Exhibit 10.10

Wuxi Yuanqing Tianmu Biological Technology Co., Ltd.

No.:TMT-RD-XB-1610421

Strain Reconstruction

Framework Cooperation Agreement

Party A: Gansu Qilianshan Pharmaceutical Co., Ltd.

Party B: Wuxi Yuanqing Tianmu Biotechnology Co., Ltd.

Date of signing: May 20, 2016

Party A: Gansu Qilianshan Pharmaceutical Co., Ltd.

Address: No. 71, Jiujin East Road, Suzhou District, Jiuquan City, Gansu Province

Zip code: 735000

Legal representative: Xin Zhanchang

Principal agent: Lu Bingyan 13893758013

Contact person: Xin Yichang

TEL:0937-2638043 13993738629

Email:785195924@qq.com

Party B: Wuxi Yuanqing Tianmu Biotechnology Co., Ltd.

Address: 2nd Floor, Building A3, No. 777, Jianshe West Road, Binhu District, Wuxi City

Zip code: 214072

Legal representative: Sui Peng

Principal agent:Liu Shuanshuan 18851589689

Contact person:Liu Shuanshuan

TEL:18851589689

Email:liushuanshuan@biobreeding.com

On the principle of equality and mutual benefit, both parties have signed this agreement with the aim of transforming Streptomyces rimosus. and improving their production efficiency through mutation, and both parties abide by and fulfill their obligations.

I. Cooperative contents

1. Project name

Streptomyces rimosus Reconstruction。

2. Project deadline

The specific implementation of the project can be divided into three nodes: 6 months, 9 months, and 12 months.

The term of the project begins on the date of finishing verification of the target of the starting strain.

3、Project completion goal

Oxytetracycline fermentation unit increased Goal 1: by 10%; Goal 2: by 15%; Goal 3:by 20% (The initial 120-ton tank level is 35,000 units/ml)

4、Fermentation level verification method:

1) Initial level:The average fermentation unit of the 120-ton fermenter with the starting strain of Streptomyces rimosus is 35,000 units/ml, which is subject to the data verified by both parties.

2) Ways of verification:Based on the actual production level of Party A's 120m³fermentation tank (average discharge level for 30 working days in a row)

3) The fermentation level verification conditions are provided by Party A and are completed by both staff members. (Note: The travel and accommodation expenses of the staff of both parties during the project implementation period are borne by both parties)

4) Each batch of verification samples needs to be retained (including fermentation broth, intermediate sample and fermentation final sample, etc.); all parameters should be recorded in each batch of sample fermentation process, including time, temperature, PH, etc.

5、cooperation mode

1) Party A provides the original strain of streptomyces rimosus, and Party B is responsible for the whole process of strain modification.

2) After the completion of the project, Party B will hand over to Party A a strain of streptomyces rimosus.

6、Research Achievement

1) All the research results obtained by the streptomyces rimosus transformation project stipulated in this agreement (one mutant strain) are owned by Party A.

2) The intellectual property rights related to the experimental schemes and methods applied in the streptomyces rimosus transformation process shall be jointly owned by both parties, and both parties shall enjoy 50% of the rights. The patent application for the scientific research results shall be jointly carried out by both parties.

3) If Party A uses the experimental scheme and method of this project to transform other strains, Party A shall pay Party B the corresponding intellectual property fees every year from the date of use, and the obtained research achievements shall be shared by both parties.

4) If Party B uses the experimental scheme and method of this project to transform other strains, Party B shall pay Party A the corresponding intellectual property fees every year from the date of use, and the obtained research achievements shall be shared by both parties.

5) Party A may also entrust Party B to provide strain modification and related services continuously, and Party B shall give priority to Party A's project.。

7、project cost

1) Starting strain:a strain of streptomyces rimosus provided by Party A.

2) Primary chemicals for experiments:

A Basic experimental reagents: provided by Party B;

B Special medium for streptomyces rimosus: provided by Party A。

Charge standard: Party B completes the target 1, and after passing the acceptance of Party A, Party A pays RMB 1,000,000 (¥1000000.00) to Party B.;Party B completes Target 2, and after passing the acceptance of Party A, Party A will pay another RMB 1,000,000 (¥1000000.00) yuan to Party B;Party B completes Target 3, and after passing the acceptance of Party A, Party A will pay another RMB 1,000,000 (¥1000000.00) to Party B; Within 10 working days after the effective date of this agreement, Party A shall pay Party B RMB 200,000 (¥200000.00) as the advance payment to achieve the target 1.

II. The rights and obligations of both parties

1.Party A’s rights and obligations

1) Party A is responsible for providing the strains of streptomyces rimosus. which are involved in the project, and providing Party B with real and effective strain information related to this contract.

2) Party A is responsible for providing the initial index of the strain of streptomyces rimosus (average fermentation unit 35,000 units/ml) which should be confirmed by Party B.

3) Party A shall pay the target amount of each period on time according to the agreement.。

4) Party A has the right to supervise the progress of the project.

5) Party A shall promptly negotiate with Party B if there is any change in the content of the agreement.

6) During the performance of the contract, if Party A unilaterally proposes to terminate this contract, Party B shall not refund the fees already paid by Party A, and Party B has the right to recover the costs of the completed results from Party A.

2.Party B’s rights and obligations

1) Party B completes the transformation of streptomyces rimosus according to the requirements of the agreement.

2) Party B is responsible for the feasibility study of the technical route of the streptomyces rimosus reconstruction project, the formulation of the transformation plan, the provision of research and development environment and R&D personnel.

3) Party B shall strictly maintain the confidentiality of the information of the streptomyces rimosus in accordance with the requirements of the agreement.

4) Party B is responsible for providing online real-time video surveillance to Party A. All experiments and reconstruction work of Party B on Party A's strain must be carried out in Party A's video surveillance area. Party B shall not take the strain and related waste liquid or other waste away from the video surveillance area. All waste and waste liquid must be inactivated in the video surveillance area or under the supervision of Party A.

5) Party B shall provide the corresponding research and development results for Party A's acceptance according to the time node specified in the agreement. The acceptance criteria shall be based on Party A's 30-day average fermentation unit (pot release unit) data.

6) If the project meets the agreed objectives of this contract, Party B shall, after receiving the fees payable by Party A, transfer the designated strains, experimental materials and other relevant materials related to the project to Party A and destroy the relevant waste liquid and other waste under the supervision of Party A

7) If the project does not reach the target 1 in the end, Party B shall refund the full prepaid project fee of RMB 200,000 (¥200000.00) and the designated strains and experimental data of the project to Party A within 10 working days. After the related waste liquids and other waste are destroyed under the supervision of Party A, the contract terminates on its own.

8) During the performance of the contract, if Party B unilaterally proposes to terminate this contract, Party B shall compensate Party A in accordance with the double payment of Party A’s expenses.

III. Project Changes

In the event of any major changes in the project, Party A and Party B shall sign a supplementary agreement.

IV.Payment Methods

1. Within 10 working days after the effective date of this agreement, Party A shall pay Party B a total of RMB 200,000 (¥200000.00) as the advance payment to achieve the objective1.

2. Within 30 working days after each objective has been reached and passed the acceptance check of Party A, Party A shall pay Party B the corresponding target amount.

3. Payment method is by bank transfer or check transfer.

V. Confidentiality clause

Party A and Party B shall not disclose any information or materials provided by the other party to a third party for any reason, form or purpose without the permission of the other party, otherwise Party B shall bear the corresponding legal responsibility and compensate for the losses.

1. Confidential information of Party A

1) The original strain of Streptomyces rimosus involved in this project.

2) Basic information on Streptomyces rimosus, including strain name and classification and number, source, usage, etc.

3) Research results of the project.

COMPANY NAME	Wuxi Yuanqing Tianmu Biotechnology Co. Ltd.
Bank of Deposit	Wuxi Binhu Subbranch of China Construction Bank Co. Ltd.
Account Number	3200 1614 8360 5251 5485
Tax Registration Number	3202 0031 3737 185
Telephone	0510-81193033
Address	No.777 A3, 2nd floor, Binhu District, Wuxi

2. Confidential information of Party B

1)Experimental scheme and method for transformation of Streptomyces rimosus.

2) Documents signed during project implementation.

3) Research results of the project.

3. Other terms

1) Both Party A and Party B shall take appropriate measures to properly preserve the confidential information provided by the other party, which shall be no less prudent than when it protects its own confidential information.

2) Both parties guarantee that confidential information will only be known within the scope of the person in charge of the business and the relevant team of each party. Before both parties are aware of the confidential information, they shall be reminded of the confidentiality and obligations of the confidential information, and shall demonstrate in a verifiable manner that the above-mentioned persons are indeed responsible for the confidentiality under this Agreement.

3) For information that has been published by both parties, it is not subject to this confidentiality clause.

4) If there is no special indication or otherwise agreement, the information confidentiality period is 5 years.

5) In order to protect the rights and interests of Party A, Party B shall not engage in any research and development project similar to this project (same kind of bacteria and products) within one year after the completion or termination of this contract.

VI. Liability for breach of contract

1. Any failure by either party to fulfill the terms of this Agreement is considered as a breach of contract. The party that committed the breach shall bear the loss caused to the other party due to his own breach of contract.

2. Once the compliance party finds that the other party has breached the contract, it should promptly communicate with the other party and remind the other party to correct, remedy or make reasonable claim for compensation.

3. A compliance party shall have the right to take injunctions, actual performance or other reasonable remedies if it is not sufficient to provide compensation for a breach of this agreement.

4. In case Party B breaches the provisions of this agreement, Party B shall pay to Party A at least twice of the total amount of this contract, if Party B takes Party A's strains, wastes and waste liquids out of the video surveillance area or fails to deactivate them as required by Party A. In case of causing other losses, Party A reserves the right to recover liability of Party B.

5. Party B (including the personnel of Party B participating in the project) shall not transfer Party A's strains and its transformation results to a third party. Otherwise, Party B shall pay Party A a minimum of ten times the contract amount as a breach of contract damages. At the same time, Party A reserves the right to recover economic loss from Party B.

6. The total amount of the contract referred to in this Article is determined as follows/:

1) If the project achieves objective 1, the total contract amount is calculated at RMB 1 million Yuan;

2) If the project achieves objective two, the total contract amount is calculated at RMB 2 million Yuan.

3) If the project achieves objective three, the total contract amount is calculated at RMB 3 million Yuan.

VII. SETTLEMENT OF DISPUTES

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China (hereinafter referred to as "China") Any dispute arising out of or in connection with the performance or interpretation of this Agreement shall be arbitrated by Arbitration Commission of Jiayuguan City and under the jurisdiction of the People's Court of Party B at the place where Party B is located, if no settlement can be reached through consultation between the two parties.

VIII. MISCELLANEOUS

1. This Agreement shall take effect upon the date of signing.

2. All content covered by this Agreement may not be transferred to a third party without the written consent of the other party.

3. Due to force majeure events which may be unforeseen, unavoidable and insurmountable, the two parties are not responsible for each other when the agreement cannot be performed normally.

4. Party A and Party B shall perform this Agreement in good faith and trustworthiness. This agreement is executed in two copies and each party holds one respectively.

5. Any issues not mentioned in this agreement shall be settled by both parties through negotiation in accordance with relevant regulations.

Party A (seal): Gansu Qilianshan Pharmaceutical Co.Ltd.

Authorized representative (signature)

Date: May 20, 2016

Party B (seal): Wuxi Yuanqing Tianmu Biotechnology Co. Ltd.

Authorized representative (signature)

Date: May 24, 2016